EXHIBIT 2.6.1

                                   ASSIGMENT
                                       of
                           DEBT AND RELATED SECURITY

THIS ASSIGNMENT OF DEBT AND RELATED SECURITY ("ASSIGNMENT") is made as of the 26th day of October, 2001, by:

CRYSTALLEX INTERNATIONAL CORPORATION, a company organized under the federal laws of Canada ("CRYSTALLEX" or the "ASSIGNOR"), EL CALLAO MINING CORP. a company organized under the laws of the Province of British Columbia ("EL CALLAO"), and ECM (VENCO) LTD., a company organized under the laws of Bermuda ("ECM"), to and for the benefit of

STANDARD BANK LONDON LIMITED, a bank organized under the laws of England ("STANDARD BANK"), in its capacity as the Collateral Agent (in such capacity, the "COLLATERAL AGENT" or the "ASSIGNEE") under and pursuant to the Amended Credit Agreement (as hereinafter defined).

                                    RECITALS

A. Mineras Bonanza C.A., a company organized under the laws of Venezuela ("BORROWER"), Crystallex, Bolivar Goldfields A.V.V., a company organized under the laws of Aruba, having its statutory seat in Aruba, Netherlands Antilles ("BOLIVAR ARUBA"), Orinoquia Mining A.V.V., a company organized under the laws of Aruba, having its statutory seat in Aruba, Netherlands Antilles ("ORINOQUIA"), Revemin II, C.A., a company organized under the laws of Venezuela ("REVEMIN"), El Callao, ECM, Standard Bank, in its capacity as sole Initial Lender and, as of the date hereof, the Lender (in such capacity, the "LENDER"), the Collateral Agent and Standard Bank, in its capacity as the Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT"), are parties to a Credit Agreement, dated as of August 11, 2000 (the "CREDIT AGREEMENT"), and a First Amendment to Credit Agreement, dated as of the date hereof (the "FIRST AMENDMENT," and with the Credit Agreement, the "AMENDED CREDIT AGREEMENT").

B. Crystallex owns 100% of the issued and outstanding capital stock of Bolivar Aruba and approximately 80% of the issued and outstanding capital stock of El Callao; Bolivar Aruba owns 100% of the issued and outstanding capital stock of Orinoquia; Orinoquia owns 100% of the issued and outstanding capital stock of the Borrower and 93% of the issued and outstanding capital stock of Revemin; and El Callao owns 100% of the issued and outstanding capital stock of ECM.

C. El Callao, as borrower, and Bema Gold Corporation, amalgamated under the laws of the Province of British Columbia, Canada ("BEMA"), as lender, are parties to a Loan Agreement dated as of June 30, 2000 (the "BEMA LOAN AGREEMENT"). The proceeds of the loans pursuant to the Bema Loan Agreement were used by El Callao in its operations, and were in part further loaned or otherwise provided to ECM and its direct and indirect subsidiaries, including Osmin Holdings Limited, a company organized under the laws of Bermuda ("OSMIN"), and Tamanaco Holdings Ltd., a company organized under the laws of Bermuda ("TAMANACO"), for use in their operations.

D. Pursuant to a Guarantee by ECVM to and for the benefit of Bema, dated as of June 30, 2000 (the "ECM GUARANTEE"), and in consideration of the loans to El Callao under the Bema Loan Agreement, ECM irrevocably and unconditionally guaranteed to Bema the due and punctual payment of all indebtedness of El Callao to Bema under and pursuant to the Bema Loan Agreement.


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E.   Pursuant to a Securities Pledge Agreement by El Callao to and for the
benefit of Bema, dated as of June 30, 2000 (the "ECM PLEDGE AGREEMENT"), and in consideration of the loans to El Callao under the Bema Loan Agreement, El Callao pledged and granted to Bema a security interest in all of El Callao's common stock of ECM as security for the payment of all indebtedness of El Callao to Bema under and pursuant to the Bema Loan Agreement. Also on June 30, 2000, by a separate Acknowledgement, Consent and Undertaking (the "ECM ACKNOWLEDGEMENT"), ECM, among other things, acknowledged receipt of a copy of the ECM Pledge Agreement and agreed: (i) to be bound by and comply with its terms, (ii) to maintain its separate existence and not to merge or consolidate with any person and (iii) not to sell, assign or alienate any of its assets or create or permit to exist any lien, charge or security interest over any of its assets. All references herein to the ECM Pledge Agreement shall include the ECM Acknowledgement.

F. Pursuant to a Securities Pledge Agreement by ECM to and for the benefit of Bema, dated as of June 30, 2000 (the "OSMIN PLEDGE AGREEMENT"), and in consideration of the loans to El Callao under the Bema Loan Agreement, ECM pledged and granted to Bema a security interest in all of ECM's common stock of Osmin (constituting 51% of all issued and outstanding capital stock of Osmin(1)) as security for the payment of all indebtedness of El Callao to Bema under and pursuant to the Bema Loan Agreement. Also on June 30, 2000, by a separate Acknowledgement, Consent and Undertaking (the "OSMIN ACKNOWLEDGEMENT"), Osmin, among other things, acknowledged receipt of a copy of the Osmin Pledge Agreement and agreed: (i) to be bound by and comply with its terms, (ii) to maintain its separate existence and not to merge or consolidate with any person and (iii) not to sell, assign or alienate any of its assets or create or permit to exist any lien, charge or security interest over any of its assets. All references herein to the Osmin Pledge Agreement shall include the Osmin Acknowledgement.

G. Pursuant to a Securities Pledge Agreement by ECM to and for the benefit of Bema, dated as of June 30, 2000 (the "TAMANACO PLEDGE AGREEMENT"), and in consideration of the loans to El Callao under the Bema Loan Agreement, ECM pledged and granted to Bema a security interest in all of ECM's common stock of Tamanaco (constituting 70% of all issued and outstanding capital stock of Tamanaco) as security for the payment of all indebtedness of El Callao to Bema under and pursuant to the Bema Loan Agreement. Also on June 30, 2000, by a separate Acknowledgement, Consent and Undertaking (the "TAMANACO ACKNOWLEDGEMENT"), Tamanaco, among other things, acknowledged receipt of a copy of the Tamanaco Pledge Agreement and agreed: (i) to be bound by and comply with its terms, (ii) to maintain its separate existence and not to merge or consolidate with any person and (iii) not to sell, assign or alienate any of its assets or create or permit to exist any lien, charge or security interest over any of its assets. All references herein to the Tamanaco Pledge Agreement shall include the Tamanaco Acknowledgement.

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(1)   ECM has heretofore assigned 2% of the issued and outstanding common stock of Osmin to Pembroke Company Limited, Clarendon House, Church Street, Hamilton, Bermuda. The assignment of the Assigned Interests, and the pledge of Osmin stock pursuant to the Amended Credit Agreement, are subject only to such assignment. As of the date hereof, a release of such assignment is pending. The Assignor agrees to promptly notify the Assignee in writing when such release is effective and that the Assignor then owns 51% of all issued and outstanding capital stock of Osmin, free and clear of all claims, liens and encumbrances.


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H.   In connection with the acquisition from Bema by Crystallex of all of Bema's shares of capital stock in and other related assets of El Callao pursuant to a Purchase Agreement between Bema and Crystallex, dated September 12, 2000, and pursuant to an Assignment and Assumption Agreement among Bema, as assignor, Crystallex, as assignee, and El Callao, dated as of February 26, 2001 (the "BEMA ASSIGNMENT");

     (i) Bema assigned to Crystallex all of Bema's right title and interest in and to: (a) the Bema Loan Agreement, (b) all indebtedness of El Callao to Bema (consisting of US$13,307,028.54 and C$2,346,684.43 as of the date of the Bema Assignment) under and pursuant to the Bema Loan Agreement (all such indebtedness, as existing on the date of this Assignment and as it may exist and be constituted at any time subsequent to the date of this Assignment, the "BEMA DEBT"), (c) the ECM Guarantee, (d) the ECM Pledge Agreement, (e) the Osmin Pledge Agreement, (f) the Tamanaco Pledge Agreement and (g) all benefits and advantages (the "BEMA BENEFITS") to be derived from the Loan Agreement, the ECM Guarantee, the ECM Pledge Agreement, the Osmin Pledge Agreement and the Tamanaco Pledge Agreement (collectively, the "BEMA ASSIGNED AGREEMENTS");

     (ii) Crystallex agreed to assume, observe, perform and be bound by the Bema Assigned Agreements and the obligations of Bema thereunder (the "BEMA OBLIGATIONS"), and to indemnify Bema for the non-payment, non-observance or non-payment by Crystallex under the Bema Assigned Agreements and such obligations (such indemnification and the Bema Obligations, collectively, the "CRYSTALLEX OBLIGATIONS");

     (iii) El Callao: (a) consented to the Bema Assignment and the assumption by Crystallex of the Bema Obligations, (b) accepted the covenant of Crystallex to observe, perform and be bound by the Bema Obligations, (c) agreed to perform its obligations in the Bema Assigned Agreements and (d) released and discharged Bema from the Bema Assigned Agreements and the Bema Obligations.

I. Borrower would be or become in default of its obligations under the Credit Agreement if the Lender, the Collateral Agent and the Administrative Agent did not enter into the First Amendment (and particularly Section 7 thereof relating to a revised schedule for the repayment of the Loans made by the Lender pursuant to the Credit Agreement), which provides for and obligates Crystallex, El Callao, ECM, Osmin and Tamanaco to the matters provided in this Assignment and in other agreements and documents provided for in the First Amendment. Such default would seriously impair the operations and obligations of Crystallex, El Callao, ECM, Osmin and Tamanaco, including, without limitation, the processing of gold by their direct and indirect subsidiaries at the mill owned and operated by Revemin.

J. Pursuant to the First Amendment, the Assignor is obligated to, and wishes to, assign to the Assignee (for the benefit of the Lender and any additional Lenders), all of its right, title and interest in and to the Bema Loan Agreement, the Bema Debt, the Bema Benefits, the Bema Assigned Agreements and the Bema Assignment, and El Callao and ECM wish to consent to such assignment and make certain covenants, agreements, representations and warranties to the Assignee, upon the terms and subject to the conditions of this Assignment.

                                   AGREEMENT

NOW, THEREFORE, in consideration of the First Amendment and the benefits to be derived by the Assignor, El Callao, ECM and the Osmin/Tamanaco Entities therefrom; other good and valuable consideration, the receipt of which is acknowledged by the Assignor, El Callao and ECM; and intending to be legally bound; the Assignor, El Callao and ECM (each sometimes referred to herein as a "CRYSTALLEX PARTY" and collectively, the "CRYSTALLEX PARTIES") hereby agree with and to and for the benefit of the Assignee, acting on behalf of the Lenders, as follows:


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1.   RECITALS. The Crystallex Parties represent to the Assignee that the above
Recitals are true and correct and are hereby incorporated in this Assignment.

2.   STATEMENTS OF GENERAL APPLICABILITY.

     (a) Each of the rights and remedies of the Assignee under Sections 3, 4, 9 and 10(b) of this Assignment is subject to the other provisions of this Assignment, the relevant terms, conditions and provisions of the Osmin Shareholder's Agreement (as hereinafter defined), and the provisions of the Amended Credit Agreement.

     (b) The words "ordinary course as presently conducted," when used in any reference in this Assignment to the operation of the business of any Crystallex Party, Osmin or Tamanaco, shall include operation in accordance with the Base Case (as defined in and then in effect under the Amended Credit Agreement), which shall be understood to mean that operation in accordance with such Base Case is operation in the ordinary course as presently conducted.

     (c) The assignment of the Assigned Interests in Section 3, the covenants and agreements in Section 6 and the covenants, agreements, representations and warranties in Section 7, are subject to the relevant terms, conditions and provisions of any existing agreements to which any of the Crystallex Parties are bound and that the Assignor, on or prior to the date hereof, has delivered to the Assignee true, complete and accurate copies thereof or has otherwise satisfied the Assignor as to the provisions thereof (and the Assignor has acknowledged its satisfaction), including the Osmin Shareholder's Agreement.

3. ASSIGNMENT. The Assignor does hereby absolutely, irrevocably and unconditionally (subject to Section 5) assign, convey, transfer and set over unto the Assignee, all of Assignor's entire right, title and interest in and to the Bema Loan Agreement, the Bema Debt, the Bema Benefits, the Bema Assigned Agreements and the Bema Assignment, as the same shall exist on the date of this Assignment and as they may exist and be constituted at any time subsequent to the date of this Assignment, together with all extensions, renewals, modifications, replacements or guarantees of any of the foregoing (collectively, the "ASSIGNED INTERESTS"). This Assignment is given as security for the payment of all obligations and liabilities of the Borrower and all other persons under and pursuant to the Amended Credit Agreement (collectively, the "SECURED OBLIGATIONS"). The security of this Assignment is and shall be primary and on a parity with such Amended Credit Agreement and other related guarantees, pledge agreements, security agreements, mortgages and other agreements or obligations, and not secondary. All amounts collected pursuant to this Assignment and the Assigned Interests, after deducting the expenses of collection, shall be applied on account of the Secured Obligations, in such order and manner as the Lenders shall determine in their sole discretion. Nothing herein contained shall be construed as constituting Assignee a trustee or debtor in possession. In the event the Secured Obligations are fully paid and satisfied, cancelled, and released, then the releasing of the Secured Obligations shall constitute a satisfaction, cancellation and release of this Assignment.

4. RIGHT TO COLLECT AND ENFORCE. The Assignor does hereby empower and grant the right to the Assignee, its agents or attorneys, to collect, sue for, settle, compromise and give acquittances for any or all of the Bema Debt, and to enforce and receive the benefits of the Assigned Interests and the obligations thereunder of the parties thereto, and to avail itself of and pursue all remedies for the enforcement of the Assigned Interests and Assignor's rights in and under the Assigned Interests as the Assignor might have pursued but for this Assignment.


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5.   ASSIGNEE NOT OBLIGATED. The assignment of the Assigned Interests is an assignment only of Assignor's rights and interests in, and benefits derived from, the Assigned Interests, and not of any of the obligations or liabilities of the Assignor or any other person under, pursuant to or related in any manner to the Assigned Interests. Specifically (and Crystallex so warrants), none of the Assignee, the Lenders or the Administrative Agent assume or have assumed, or shall assume, or shall be deemed or construed to assume or have assumed, any obligations or liabilities, whether of payment or performance or otherwise, of the Assignor or any other person under, pursuant to or related in any manner to the Assigned Interests, including, without limitation, the Crystallex Obligations.

6. COVENANTS AND AGREEMENTS OF ASSIGNOR, EL CALLAO AND ECM. The Assignor, El Callao and ECM covenant to and agree with the Assignee as follows:

     (a) The Assignor covenants and agrees that it, unless it obtains the prior written consent of the Assignee, which the Assignee may withhold or delay in its sole discretion:

            (i) will comply with the terms and conditions of, and duly, fully and timely perform all of its obligations under, the Assigned Interests to which it is a party, and will not, and will not permit (subject to Section 2(c)) any of the other parties to the Assigned Interests to, amend, modify, waive, release, reduce, discount, terminate or otherwise discharge or compromise, directly or indirectly, any of the Assigned Interests or any part thereof;

           (ii)  will duly, fully and timely perform the Crystallex Obligations;

          (iii) will not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of El Callao;

           (iv) will vote its shares of capital stock of El Callao to cause El Callao, or otherwise require El Callao, to (A) operate its business in the ordinary course as presently conducted, (B) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course as presently conducted, (C) not merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) not issue or agree to issue any shares of its capital stock, (E) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of ECM, (F) not change any of the present directors and officers of ECM, other than other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) preserve and keep in full force and effect its entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, and
(H) not change its name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee;

           (v) will vote its share of stock in El Callao to maintain the present directors and officers of El Callao, or such other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld;


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          (vi)  will not permit (subject to Section 2(c)) El Callao to vote its shares of capital stock of ECM, or otherwise permit ECM, to (A) operate its business other than in the ordinary course as presently conducted, (B) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course of its business as presently conducted, (C) merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) issue or agree to issue any shares of its capital stock, (E) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of Osmin or Tamanaco,
(F) change any of the present directors and officers of ECM or the nominee directors of Osmin or Tamanaco, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) fail to preserve and keep in full force and effect ECM's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it,
(H) change ECM's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee, or (I) fail to comply with the terms and conditions of, and duly, fully and timely perform all of its obligations under Osmin Shareholder's Agreement;

          (vii) will not permit (subject to Section 2(c)) ECM to vote its shares of capital stock of Osmin or Tamanaco or otherwise permit (if ECM, Osmin or Tamanaco have the power to permit or not permit) Osmin or Tamanaco or any of their direct or indirect subsidiaries or entities in which they have ownership interests, including, without limitation, Auriferous El Callao C.A. (Osmin, Tamanaco and each of such other subsidiaries or entities, an "OSMIN/TAMANACO ENTITY"), to (A) operate its or any other Osmin/Tamanaco Entity's business other than in the ordinary course as presently conducted, (B) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its or any other Osmin/Tamanaco Entity's assets, other than in the ordinary course of its business as presently conducted, (C) merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) issue or agree to issue any shares of any Osmin/Tamanaco Entity's capital stock, (E) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of any other Osmin/Tamanaco Entity, (F) change any of the present nominee directors and officers of any Osmin/Tamanaco Entity, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) fail to preserve and keep in full force and effect each Osmin/Tamanaco Entity's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, or (H) change any Osmin/Tamanaco Entity's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee; and

          (viii) will not permit (subject to Section 2(c)) Osmin or Tamanaco to vote their shares of capital stock of any other Osmin/Tamanaco Entity, or otherwise permit (if Osmin or Tamanaco have the power to permit or not permit) any Osmin/Tamanaco Entity, to (A) operate its or any other Osmin/Tamanaco Entity's business other than in the ordinary course as presently conducted, (B) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its or any other Osmin/Tamanaco Entity's assets, other than in the ordinary course of its business as presently conducted, (C) merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) issue or agree to issue any shares of its capital stock, (E) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of any other Osmin/Tamanaco Entity, (F) change any of the present nominee directors and officers of any Osmin/Tamanaco Entity, other than to other directors and officers as to which the Assignee nay (prior to any vote) consent, which consent shall not be unreasonably withheld,
(G) fail to preserve and keep in full force and effect its entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, or (H) change its name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee.


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     (b)   El Callao covenants and agrees that it, unless it obtains the prior written consent of the Assignee, which the Assignee may withhold or delay in its sole discretion:

          (i) will comply with the terms and conditions of, and duly, fully and timely perform all of its obligations under, the Assigned Interests to which it is a party, and will not, and will not permit (subject to Section 2(c)) any of the other parties to the Assigned Interests to, amend, modify, waive, release, reduce, discount, terminate or otherwise discharge or compromise, directly or indirectly, any of the Assigned Interests or any part thereof;

          (ii) will not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of ECM;

          (iii) will (A) operate its business in the ordinary course as presently conducted, (B) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course as presently conducted, (C) not merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) not issue or agree to issue any shares of its capital stock,
(E) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of ECM, (F) not change any of its present directors and officers, other than other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld,
(G) preserve and keep in full force and effect its entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, and (H) not change its name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee;

          (iv) will vote its shares of capital stock of ECM to cause ECM, or otherwise require ECM, to (A) operate its business in the ordinary course as presently conducted, (B) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course of its business as presently conducted, (C) not merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) not issue or agree to issue any shares of its capital stock, (E) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of Osmin or Tamanaco, and (F) change any of the present nominee directors and officers of Osmin or Tamanaco, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) preserve and keep in full force and effect ECM's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, (H) not change ECM's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee, and (I) comply with the terms and conditions of, and duly, fully and timely perform all of its obligations under, the Osmin Shareholder's Agreement;


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          (v)   will vote its shares of stock in ECM to maintain the present directors and officers of ECM, or such other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld; and

          (vi) will not permit (subject to Section 2(c)) ECM to vote its shares of capital stock of Osmin or Tamanaco or otherwise permit (if ECM, Osmin or Tamanaco have the power to permit or not permit) any Osmin/Tamanaco Entity, to (A) operate its or any other Osmin/Tamanaco Entity's business other than in the ordinary course as presently conducted, (B) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its or any other Osmin/Tamanaco Entity's assets, other than in the ordinary course of its business as presently conducted, (C) merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) issue or agree to issue any shares of its capital stock (E) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of any other Osmin/Tamanaco Entity, (F) change any of the present nominee directors and officers of any Osmin/Tamanaco Entity, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) fail to preserve and keep in full force and effect each Osmin/Tamanaco Entity's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, or (H) change any Osmin/Tamanaco Entity's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee.

      (c) ECM covenants and agrees that it, unless it obtains the prior written consent of the Assignee, which the Assignee may withhold or delay in its sole discretion:

          (i) will comply with the terms and conditions of, and duly, fully and timely perform all of its obligations under, the Assigned Interests to which it is a party and the Osmin Shareholder's Agreement, and will not, and will not permit (subject to Section 2(c)) any of the other parties to the Assigned Interests to, amend, modify, waive, release, reduce, discount, terminate or otherwise discharge or compromise, directly or indirectly, any of the Assigned Interests or any part thereof;

          (ii) will not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of Osmin or Tamanaco;

          (iii) will (A) operate its business in the ordinary course as presently conducted, (B) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course as presently conducted, (C) not merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) not issue or agree to issue any shares of its capital stock,
(E) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of Osmin or Tamanaco, (F) not change any of its present directors and officers, other than other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) preserve and keep in full force and effect its entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, and
(H) not change its name, identity or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee;

          (iv) will vote its shares of capital stock of Osmin or Tamanaco to cause Osmin and Tamanaco, or otherwise require Osmin or Tamanaco, to (A) operate its business in the ordinary course as presently conducted, (B) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its assets, other than in the ordinary course of its business as presently conducted, (C) not merge or consolidate with, or exchange shares of its capital stock with, any other entity, (D) not issue or agree to issue any shares of its capital stock, (E) not sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of any other Osmin/Tamanaco Entity, (F) not change any of the present nominee directors and officers of Osmin or Tamanaco, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld, (G) preserve and keep in full force and effect each Osmin/Tamanaco Entity's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, and (H) not change any Osmin/Tamanaco Entity's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee;

          (v) will vote its shares of stock in Osmin and Tamanaco to maintain its present nominee directors and officers of Osmin and Tamanaco, or such other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld; and

          (vi) will not permit (subject to Section 2(c)) Osmin or Tamanaco to vote their shares of capital stock of any other Osmin/Tamanaco Entity, or otherwise permit (if ECM, Osmin or Tamanaco have the power to permit or not permit) any Osmin/Tamanaco Entity, to (A) operate its or any other Osmin/Tamanaco Entity's business other than in the ordinary course as presently conducted, (B) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its or any other Osmin/Tamanaco Entity's assets, other than in the ordinary course of its business as presently conducted, (C) merge or consolidate with or exchange shares of its capital stock with, any other entity, (D) issue or agree to issue any shares of its capital stock (E) sell, transfer, convey, transfer, assign, pledge, hypothecate or encumber, or permit any lien, charge or security interest on, any of its shares of capital stock of any other Osmin/Tamanaco Entity, (F) change any of the present nominee directors and officers of any Osmin/Tamanaco Entity, other than to other directors and officers as to which the Assignee may (prior to any vote) consent, which consent shall not be unreasonably withheld,
(G) fail to preserve and keep in full force and effect each Osmin/Tamanaco Entity's entity status, rights and privileges under the laws of the jurisdiction of its formation, and all qualifications, licenses and permits applicable to it, or (H) change any Osmin/Tamanaco Entity's name, identity, or organizational structure, or the location of its registered office or principal place of business without having first given written notice of such change to the Assignee.

          (vii) has (A) recorded on its official books and records in accordance with applicable law, the ECM Pledge Agreement and the pledge of ECM shares thereunder, the assignment of the ECM Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the ECM Pledge Agreement to the Assignee pursuant to this Assignment, (B) caused to be recorded on this official books and records of Osmin in accordance with applicable law, the Osmin Pledge Agreement and the pledge of Osmin shares thereunder, the assignment of the Osmin Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the Osmin Pledge Agreement to the Assignee pursuant to this Assignment and (C) caused to be recorded on the official books and records of Tamanaco in accordance with applicable law, the Tamanaco Pledge Agreement and the pledge of Tamanaco shares thereunder, the assignment of the Tamanaco Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the Tamanaco Pledge Agreement to the Assignee pursuant to this Assignment.

7.   PROJECT FINANCING; REPAYMENT OF BEMA DEPT; OSMIN AND TAMANACO.

     (a) The Crystallex Parties agree with and represent and warrant to the Assignee that:

          (i) Corporacion Vengroup S.A. ("VENGROUP") is the owner of all of the issued and outstanding capital stock of Osmin not owned by ECM (e.g. 49%);

          (ii) ECM and Vengroup have entered into a shareholders' agreement as to Osmin, dated July 27, 1993, and amended November 20, 2000 (as amended, the "OSMIN SHAREHOLDERS AGREEMENT"), which provides, inter alia, for the provision of "PROJECT FINANCING" (as defined in the Osmin Shareholder's Agreement and subject to the provisions of Section 7(a)(v)), the pledge as security of the assets of Osmin and its wholly owned subsidiary, Auriferous El Callao C. A., and any of their respective subsidiaries, and the subordination and postponement of the respective interests of ECM and Vengroup in Osmin in support of such Project Financing;

          (iii) Project Financing is essential to the development of Osmin and assets owned by Osmin and its subsidiaries and it is contemplated that Project Financing will be placed by Osmin while this Assignment remains in effect, which Project Financing will include participation by the Assignor, El Callao, ECM, and the Osmin/Tamanaco Entities, or any of them, and may include the subordination and postponement of the indebtedness of any of the Osmin/Tamanaco Entities to ECM and related security;

          (iv) Project Financing shall not be entered into without the prior written consent of the Assignee; and

          (v) Such Project Financing will be on and subject to the following terms and conditions;

               (A) such Project financing shall be for the purpose of expanding, improving or enhancing gold mining and processing capabilities and facilities of the Osmin/Tamanaco Entities or any one of them;

               (B) the Assignor shall provide or cause to be provided to the Assignee true and complete copies of all non-binding term sheets and/or letters of intent, all proposed agreements and documents and such other information as may be necessary for or requested by the Assignee to exercise its right of consent; and

               (C) the then current Base Case model defined and provided in accordance with the Amended Credit Agreement shall, in the opinion of the Assignee, acting reasonably, support the repayment of the Project Financing in accordance with it's terms and repayment to the Assignee of all obligations and liabilities under and pursuant to the Amended Credit Agreement.

     (b) In the Assignor's reasonable judgment, the most business and tax efficient manner for the Assignor to receive distribution of net cash available for distribution under the Osmin Shareholders Agreement is by repayment of the Bema Debt, which repayment will be enhanced by Project Financing in accordance with the terms of Section 7(a). Accordingly, the Crystallex Parties covenant and agree that upon the effectiveness of Section 10(b), any distributions then due and thereafter accruing and received by any of them, directly or indirectly, or to which they may be entitled, under the Osmin Shareholder's Agreement, shall be held in trust for the benefit of the Assignee and immediately delivered to the Assignee, which distributions shall be applied to the payment of the Bema Debt and any amounts due under the Amended Credit Agreement.

     (c)   The Crystallex Parties and Vengroup are presently in negotiations to:
(i) merge and/or consolidate the Osmin/Tamanaco Entities into Osmin and/or Osmin and a subsidiary or subsidiaries of Osmin (the "NEW OSMIN ENTITIES"), which New Osmin Entities (and the Crystallex Parties so represent and warrant to the Assignee) will own all of the then existing assets and be subject to only the then existing liabilities of the Osmin/Tamanaco Entities, and (ii) enter into a new, revised or amended and restated Osmin Shareholder's Agreement to replace the existing Osmin Shareholder's Agreement (the "NEW OSMIN SHAREHOLDER'S AGREEMENT"). Accordingly:

          (i) Upon such merger and/or consolidation, the New Osmin Entities shall be substituted for the Osmin/Tamanaco Entities for all purposes of this Assignment.

          (ii) The Crystallex Parties represent and warrant to the Assignor that such merger and/or consolidation will not adversely affect the payment of the Bema Debt, and of the Assigned Interests of the payment of any amounts due or to become due under the Amended Credit Agreement.

          (iii) Upon the effectiveness of a New Osmin Shareholder's Agreement, such New Osmin Shareholder's Agreement shall be substituted for the Osmin Shareholder's Agreement for all purposes of this Assignment.

          (iv) The Crystallex Parties represent and warrant to the Assignor that any New Osmin Shareholder's Agreement will not adversely affect the payment of the Bema Debt, any of the Assigned Interests or the payment of any amounts due or to become due under the Amended Credit Agreement, except as may have heretofore been disclosed in writing by the Assignor to the Assignee.

          (v) The Crystallex Parties covenant and agree with the Assignee that the New Osmin Shareholder's Agreement will not be amended, revised or terminated without the prior written consent of the Assignee.

8. COVENANTS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR. The Assignor hereby covenants and agrees with, and represents and warrants to, the Assignee, as follows.

     (a) It has delivered to the Assignee true and complete copies of all agreements, instruments and other documents constituting or related in any manner to the Assigned Interests and this Assignment as they exist on the date hereof, including, without limitation, any certificates representing shares of stock pledged pursuant to the ECM Pledge Agreement, Osmin Pledge Agreement and Tamanaco Pledge Agreement, with separate assignments thereof endorsed in blank.

     (b) The Bema Debt consists of not less than US$13,307,028.54 and C$2,346,684.43, as of the date of this Assignment. The Assignor shall promptly give the Assignee notice of any change in the amount of the Bema Debt, including any payments thereof.

     (c) The Assignor shall promptly give the Assignee notice of any defaults under or breaches of any of the terms and conditions of, or the obligations of any of the parties to, the Assigned Interests and provide the Assignee with true and complete copies of any related documents.

     (d) The Assignor: (i) has not heretofore assigned or pledged, and shall not hereafter assign or pledge, any of the Assigned Interests or any interest therein or any part thereof, or (ii) shall not, or permit (subject to Section 2(c)) any of the other parties to the Assigned Interests to, amend, modify, waive, release, reduce, discount, terminate or otherwise discharge or compromise, directly or indirectly, any of the Assigned Interests or any part thereof.

     (e) If so requested by the Assignee, to enforce any of the Assigned Interests and Assignee's rights and benefits thereunder and all remedies available to the Assignee or the Assignor (acting on behalf of the Assignee) against the other parties to the Assigned Interests.

     (f) None of the rights or remedies of the Assignee under the Assigned Interests shall be delayed or in any way prejudiced by this Assignment.

     (g) Notwithstanding any amendments of or modifications to the Amended Credit Agreement, this Assignment shall remain in full force and effect and the Assigned Interests shall continue as additional security for the obligations of the Borrower in accordance with the terms hereof.

     (h) Each of the Crystallex Parties and each Osmin/Tamanaco Entity: (i) is duly organized, validly existing and in good standing under the laws of the place of its formation or existence, (ii) is qualified or registered to do business in each other jurisdiction where such qualification or registration is required for the conduct of its business, (iii) is in compliance with all legal requirements applicable to doing business, and (iii) has the necessary governmental approvals to own its assets and conduct the business now conducted or to be conducted.

     (i) Each of the Crystallex Parties has the full power, authority and right to execute, deliver and perform its obligations pursuant to this Assignment, and to keep and observe all of the terms of this Assignment on its part to be performed.

     (j) The execution, delivery and performance of this Assignment by each of the Crystallex Parties: (i) is duly authorized by all necessary corporate action and does not require the consent or approval of any other person or governmental authority which has not been obtained and (ii) will not violate any law or result in the imposition of any lien, charge or encumbrance upon the assets of any Crystallex Party. This Assignment constitutes the legal, valid and binding obligations of each of the Crystallex Parties, enforceable in accordance with its terms.

     (k) The execution, delivery and performance of this Assignment by any of the Crystallex Parties will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the respective property or assets of any Crystallex Party, pursuant to the terms of any indenture, mortgage, loan agreement, shareholders agreement, partnership agreement or other agreement or instrument to which any Crystallex Party is a party or to which any of its property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any Crystallex Party or any Crystallex Party's property or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the respective execution, delivery and performance by any Crystallex Party of this Agreement has been obtained and is in full force and effect.

     (l) All information submitted by the Assignor to the Assignee in connection with this Assignment or in any other certificate or writing to the Assignee, is accurate, complete and correct in all material respects. No statement of fact made by or on behalf of any Crystallex Party in or pursuant to this Agreement contains or shall contain any untrue statement of a material fact or omits to state any material fact necessary to make such statements not misleading. To the knowledge of the Assignor, there is no fact that has not been disclosed to the Assignee that adversely affects or might adversely affect the business, property, assets, operations or condition (financial or otherwise) of any Crystallex Party or any Osmin/Tamanaco Entity.

     (m) There is no default, breach or violation existing under any of the Assigned Interests and no event has occurred that, with the passage of time or the giving of notice, or both, would respectively constitute a default, breach or violation thereunder.

     (n) (i) ECM has recorded on its official books and records in accordance with applicable law, the ECM Pledge Agreement and the pledge of ECM shares thereunder, the assignment of the ECM Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the ECM Pledge Agreement to the Assignee pursuant to this Assignment; (ii) Osmin has recorded on its official books and records in accordance with applicable law, the Osmin Pledge Agreement and the pledge of Osmin shares thereunder, the assignment of the Osmin Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the Osmin Pledge Agreement to the Assignee pursuant to the Assignment; and (iii) Tamanaco has caused to be recorded on its official books and records in accordance with applicable law, the Tamanaco Pledge Agreement and the pledge of Tamanaco shares thereunder, the assignment of the Tamanaco Pledge Agreement to the Assignor pursuant to the Bema Assignment and the assignment of the Tamanaco Pledge Agreement to the Assignee pursuant to this Assignment.

     (o) The shares of ECM stock, Osmin stock and Tamanaco stock pledged pursuant to the ECM Pledge Agreement, Osmin Pledge Agreement and Tamanco Pledge Agreement, respectively, together with the shares of common stock of Osmin and Tamanaco owned by Vengroup and Cima Gold Corporation S. A., respectively, constitute all of the issued and outstanding shares of capital stock of ECM, Osmin and Tamanaco on the date hereof.

     (p) The representations and warranties of the Assignor pursuant to subsections (c), (d)(ii) and (e) through (o), inclusive, of this Section 8, shall be true and accurate as if repeated on any date prior to the termination of this Assignment.

9. GRANT OF RIGHTS TO ASSIGNEE. The Crystallex Parties hereby grant to the Assignee the following rights:

     (a) The Assignee shall be deemed to be the creditor of each Crystallex Party in respect of any assignments for the benefit of creditors and any bankruptcy, arrangement, reorganization, insolvency, dissolution, receivership or other debtor-relief proceedings affecting such Crystallex Party (without obligation on the part of the Assignee however, to file timely claims in such proceedings or otherwise pursue creditor's rights therein).

     (b) The Assignee shall have the right to assign, in whole or in part, its and the Assignor's right, title and interest in and to this Assignment and the Assigned Interests to any subsequent or additional Lender under or any participating interest in the Amended Credit Agreement. Any subsequent assignee shall have all the rights and powers herein provided to the Assignee.

     (c) The Assignee shall have the right (but not the obligation), upon any default under the Secured Obligations or the failure of any Crystallex Party to Perform any of its agreements hereunder, to take any action, as the Assignee may deem necessary or appropriate to protect its security, including but not limited to appearing in any action or proceeding and performing any obligations of the Crystallex Party under any Assigned Interest and the Assignor agrees to pay, on demand, all costs and expenses (including without limitation reasonable attorneys' fees) incurred by the Assignee in connection therewith, together with interest at the rate set forth in the Amended Credit Agreement.

     (d) Upon any default under any of the Secured Obligations, or by any Crystallex Party under the Assignment, and without notice to or consent of any Crystallex Party, the Assignee shall have the following rights (none of which shall be construed to be obligations of the Assignee):

           (i) The Assignee shall have the right under this Assignment to take possession of, use, possess, manage and sell, without charge, any securities or other property to which any of the Assigned Interests apply (collectively, the "PROPERTY"), and to take possession of and use all books of account and financial records of any of the Crystallex Parties and their officers, employees or representatives relating to a Property. However, this Assignment shall not make the Assignee responsible for the control, care or management of such securities or other property or for the carrying out of any of the terms or provisions of any Assigned Interest.

          (ii) The Assignee shall have the right to apply the profits and proceeds and any sums recovered by the Assignee pursuant to this Assignment and any sale of the Property to the Secured Obligations, as well as to any costs and expenses incurred charges for taxes, insurance, improvements, maintenance and other items relating to the operation of the Property.

         (iii) The Assignee shall have the right to execute agreements and documents representing any of the Assigned Interests, including agreements and documents that extend beyond the term of the Amended Credit Agreement.

          (iv) The Assignee shall have the right to cancel or alter any existing Assigned Interests; and

          (vi) The Assignee shall have the authority, as the attorney-in-fact of each Crystallex Party, such authority being coupled with an interest and irrevocable, to sign the name of each Crystallex Party and to bind each Crystallex Party on all papers and documents relating to the Assigned Interests.

     (e) All of the foregoing rights and remedies of the Assignee are cumulative, and the Assignee shall also have all other rights and remedies provided under the Amended Credit Agreement or any other agreement between any of the Crystallex Parties and the Assignee, or otherwise available at law or in equity or by statute.

     (f) In the exercise of the powers herein granted the Assignee, no liability shall be asserted or enforced against the Assignee, all such liability being hereby expressly waived and released by the Crystallex Parties. The Assignee shall not be obligated to perform or discharge any obligation, duty, or liability under the Assigned Interests, or under or by reason of this Assignment, and the Assignor shall and does hereby agree to indemnify the Assignee for and to hold it harmless of and from any and all liability, loss, or damage which it may or might incur under said Assigned Interests or under or by reason of this Assignment and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in the Assigned Interests or this Assignment. Should the Assignee incur any such liability, loss or damage under the Assigned Interests or under or by reason of this Assignment, or in the defense of any such claims or demands, the amount thereof, including costs, expenses and reasonable attorneys' fees, shall be secured hereby, and the Assignor shall reimburse the Assignee therefor immediately upon demand. Such attorneys' fees and costs shall include, but not be limited to, fees and costs incurred in any phase of litigation, including, but not limited to, all trials, proceedings, and appeals, and all appearances in and connected with any bankruptcy proceedings or creditors reorganization proceedings.

10.   ASSIGNMENT EFFECTIVE.

     (a) Although it is the intention of the Crystallex Parties that this instrument shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Assignee shall not exercise any of the rights or powers herein conferred upon it until a default shall occur and be continuing under the terms and provisions of the Amended Credit Agreement of this Assignment, after the expiration of any applicable grace period. Specifically, as long as the Assignor is not in such default, and the amount of the Bema Debt exceeds the aggregate amount of payments remaining outstanding and not yet due for payment under the Amended Credit Agreement, the Assignor, El Callao and/or ECM, as applicable, shall be entitled to receive distributions of funds under the Osmin Shareholder's Agreement and to apply funds so received for their ordinary business purposes in their sole and absolute discretion but in accordance with the current Base Case.

     (b) Upon the occurrence of any such default which continues after the expiration of any applicable grace period, the Assignee shall be entitled, upon notice to the Crystallex Parties, to all payments under the Bema Loan Agreement, including the Bema Debt, and all distributions under the Osmin Shareholder's Agreement, then due and thereafter accruing, and to exercise all rights as assignee of the Bema Assigned Agreements, the Bema Benefits and the Bema Assignment, and this Assignment shall constitute (a) a direction to and full authority to El Callao, which El Callao hereby acknowledges, to pay the Bema Debt and all amounts under the Bema Loan Agreement to the Assignee, (b) a demand to ECM to make all payments then due pursuant to the ECM Guarantee, (c) a notice to El Callao that the Assignee is exercising its rights of enforcement and remedies under the ECM Pledge Agreement and (d) a notice to ECM that the Assignee is exercising its rights enforcement and remedies under the Osmin Pledge Agreement and the Tamanaco Pledge Agreement, without proof of the default relied upon. The Crystallex Parties hereby irrevocably agree to rely upon and comply with an notice or demand by the Assignee without verification of any signatures for the payment to the Assignee of all payments under the Bema Loan Agreement, including the Bema Debt, then due and thereafter accruing, and the exercise of any of the Assignee's rights under the Bema Assigned Agreements, the Bema Benefits and the Bema Assignment, and shall have no right or duty to inquire as to whether any default under the Amended Credit Agreement or this Assignment has actually occurred or is then existing.

11. CONSENT BY EL CALLAO AND ECM. El Callao and ECM each hereby consent and agree to this Assignment and all of the terms and provisions hereof.

12.   GENERAL PROVISIONS.

     (a) This Assignment is intended to be supplementary to and not in substitution for or in derogation of any other security contained in or granted pursuant to the Amended Credit Agreement or in any other document.

     (b) This Assignment shall include any extensions and renewals of the Assigned Interests and any reference herein to the Assigned Interests shall be construed as including any such extensions and renewals.

     (c) This Assignment shall be binding upon and inure to the benefit of the Crystallex Parties and their respective permitted successors and assigns. The words "ASSIGNOR" and "ASSIGNEE", wherever used herein, shall include the persons named herein and designated as such and their respective permitted successors and assigns, and all words and phrases shall be taken to include the singular or plural and masculine, feminine or neuter gender, as may fit the case. This Assignment and the rights and obligations of the Crystallex Parties hereunder may not be assigned by the Crystallex Parties without the prior written consent of the Assignee, which consent may be denied or delayed in the sole discretion of the Assignee. This Assignment and the rights and obligations of the Lender, the Assignee and the Administrative Agent may be assigned pursuant to Section 9(b).

     (d) Any notice, demand or other communication provided for or permitted in this Assignment shall be in writing and as to any or all of the Crystallex Parties shall be sufficient if given and delivered to the Assignor as provided for the giving of notices to Crystallex in the Amended Credit Agreement.

     (e) THE CRYSTALLEX PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHTS THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS ASSIGNMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.

     (f) This Assignment had been made and executed in and shall be governed by, construed under and interpreted and enforced in accordance with the laws of the State of New York, U.S., without regard to conflicts of laws principles. The state courts of New York County, New York, and the U.S. District Court for the Southern District of New York, shall have and be the exclusive courts of jurisdiction and venue for any litigation or other proceedings that may be based on, arising out of, under or in conjunction with this Assignment, unless otherwise required by applicable law.

     (g) This Assignment shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the parties hereto. No party shall be deemed to have waived any right under this Assignment except by an express written instrument signed by an authorized representative of such waiving party.

     (h) Any provision of this Assignment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or such enforceability and shall not invalidate the enforceable portions of such provision or the remaining provisions of this Assignment or affect the Validity or enforceability of any such provision in any other jurisdiction.

                          (Signatures begin on page 18)

IN WITNESS WHEREOF, the Crystallex Parties have caused this Assignment to be executed and delivered as of the date first above written.

Witness:                                     CRYSTALLEX INTERNATIONAL
                                             CORPORATION
---------------------------------------

Print Name: ---------------------------

Address: ------------------------------      By: /s/ Marc J. Oppenheimer,
                                                     Pres. & CEO
---------------------------------------          -------------------------------
                                                 Marc J. Oppenheimer,
                                                 President and CEO

---------------------------------------

Print Name: ---------------------------

Address: ------------------------------

---------------------------------------


Witness:                                     EL CALLAO MINING CORP.


---------------------------------------

Print Name: ---------------------------

Address: ------------------------------      By: /s/ Marc J. Oppenheimer, Pres.
                                                 -------------------------------
---------------------------------------          Marc J. Oppenheimer,
                                                 President


---------------------------------------

Print Name: ---------------------------

Address: ------------------------------

---------------------------------------


Witness:                                     ECM (VENCO) LTD.


---------------------------------------

Print Name: ---------------------------

Address: ------------------------------      By: /s/ Marc J. Oppenheimer, Pres.
                                                 -------------------------------
---------------------------------------          Marc J. Oppenheimer,
                                                 President


---------------------------------------

Print Name: ---------------------------

Address: ------------------------------

---------------------------------------

                   Acknowledgement and Agreement by Assignee

The Assignee has signed below solely: (a) for the purposes of accepting the terms and provisions and acknowledging receipt of a fully executed copy of the above Assignment, (b) to agree that, with respect to the provisions of Section 7 thereof, it (i) will not unreasonably withhold any requested consent, (ii) will use its reasonable best efforts to respond to any request for its consent on a timely basis and (iii) may deny its consent in its absolute and sole discretion if any of the representations and warranties of any of the Crystallex Parties in Sections 7(a)(i), (ii) and (v), and (c)(ii) and (iv) thereof, or any other provision of the above Assignment, are not true and accurate when such consent is requested and until such consent is given (if it is given); and (c) to agree, with respect to the provisions of Sections 4, 9 and 10(b) thereof, it will not exercise any of the rights or powers therein conferred upon it until a default shall occur and be continuing under the terms and provisions of the Amended Credit Agreement on this Assignment, after the expiration of any applicable grace period.


Dated as of the date of the Assignment       STANDARD BANK LONDON LIMITED
                                             as Collateral Agent

                                             By: /s/ D. M. Newport
                                                --------------------------------
                                             Name: D. M. Newport
                                                   -----------------------------
                                             Title:  Head of Mining Finance
                                                     ---------------------------

By:    /s/ David Rhodes
       -----------------------
Title: Senior Manager
       --------------------